Exhibit 99.1

News Release

Trustmark Corporation Announces 2016 Financial Results

JACKSON, Miss. – January 24, 2017 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $28.9 million in the fourth quarter of 2016, which represented diluted earnings per share of $0.43.  Diluted earnings per share in the fourth quarter of 2016 increased 4.9% when compared to the same period in the prior year.  For the full year, Trustmark’s net income totaled $108.4 million, which represented diluted earnings per share of $1.60, and produced a return on average tangible equity of 9.99% and a return on average assets of 0.84%.  Excluding charges related to a voluntary early retirement program (ERP) and expense related to reducing the risk profile of the assets of the Corporation’s defined benefits plan prior to termination, diluted earnings per share in 2016 were $1.70, compared to $1.71 in 2015. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2017, to shareholders of record on March 1, 2017.

Fourth Quarter Highlights

•	Loans held for investment increased $352.0 million, or 4.7%, from the prior quarter and $759.8 million, or 10.7%, from the comparable period one year earlier
•	Credit quality remained solid; nonperforming assets declined 6.8% and 16.0% from the prior quarter and year-over-year, respectively
•	Core noninterest expense remained well controlled at $97.1 million in the fourth quarter

Gerard R. Host, President and CEO, stated, “2016 was another year of significant achievement for Trustmark.  We continued to provide customers with the products and services they desired as evidenced by our third consecutive year of double-digit loan growth and solid performance across our financial services businesses.   We made investments in technology designed to enhance our customers’ experience and strengthen security.  In addition, we continued to realign delivery channels in response to changing customer preferences and embraced opportunities to enhance efficiency and profitability.  As we look forward in 2017, we will continue to manage the franchise for the long term by expanding and building sustainable relationships.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Diversified loan growth reflects the value of the Trustmark franchise
•	Average noninterest-bearing deposits in 2016 increased 7.7% and represented 31.0% of average total deposits; cost of deposits remained steady
•	Solid capital base continues to provide flexibility in pursuing growth opportunities

Loans held for investment totaled $7.9 billion at December 31, 2016, an increase of 4.7% from the prior quarter and 10.7% from the same period one year earlier.  Compared to the prior quarter, loans secured by nonfarm, nonresidential real estate expanded $118.0 million, reflecting growth across Trustmark’s franchise.  Commercial and industrial loans increased $107.1 million as growth in Mississippi and Tennessee more than offset declines in Alabama, Florida and Texas. Single-family mortgage loans grew $67.6 million principally due to growth in Mississippi, Alabama and Florida. Construction, land development and other land loans expanded $64.7 million, driven primarily by growth in construction loans in Mississippi and Alabama.  Loans to state and other political subdivisions increased $41.5 million, led principally by growth in Texas and Mississippi.  Other loans, which include loans to nonprofits and real estate investment trusts, declined $47.9 million as growth in Texas was more than offset by declines in Mississippi and Tennessee.

Acquired loans totaled $272.2 million at December 31, 2016, down $23.5 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $8.1 billion at December 31, 2016, up 4.2% from the prior quarter and 8.6% from the prior year.

Deposits totaled $10.1 billion at December 31, 2016, an increase of $370.3 million from the prior quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 60% of deposits in checking accounts and a total cost of deposits of 0.14%.  The total cost of interest-bearing liabilities was 0.31% for the fourth quarter of 2016.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At December 31, 2016, Trustmark’s tangible equity to tangible assets ratio was 8.74%, while its total risk-based capital ratio was 13.59%.  Tangible book value per share was $16.76 at December 31, 2016, up 4.9% year-over-year.

Credit Quality

•	Nonperforming loans and other real estate decreased 11.0% and 19.6%, respectively, in 2016
•	Allowance for loan losses represented 267.40% of nonperforming loans, excluding specifically reviewed impaired loans
•	Net charge-offs represented 10 basis points of average loans in 2016

Nonperforming loans totaled $49.2 million at December 31, 2016, down 9.5% from the prior quarter and 11.0% year-over-year.  Other real estate totaled $62.1 million, reflecting a 4.5% linked-quarter decrease and a 19.6% year-over-year reduction.  Collectively, nonperforming assets totaled $111.3 million, reflecting a linked-quarter and year-over-year decrease of 6.8% and 16.0%, respectively.

Allocation of Trustmark's $71.3 million allowance for loan losses represented 0.97% of commercial loans and 0.68% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.91% at December 31, 2016, representing a level management considers commensurate with the inherent risk in the loan portfolio.  In aggregate, the allowance for both held for investment and acquired loan losses represented 1.02% of total loans, which include held for investment and acquired loans.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation

•	Net interest income (FTE) excluding acquired loans in 2016 totaled $375.7 million, up 5.2% from the prior year
•	Noninterest income in 2016 totaled $173.9 million, up 0.5% from the prior year
•	Mortgage loan production volume in 2016 totaled $1.6 billion, up 8.4% from the prior year

Revenue in the fourth quarter totaled $140.6 million, down 1.2% from the prior quarter, reflecting in part a seasonal reduction in noninterest income.  Net interest income (FTE) in the fourth quarter totaled $103.6 million, resulting in a net interest margin of 3.52%.  Compared to the prior quarter, net interest income (FTE) increased $1.4 million primarily due to growth in interest income (FTE) from the held for sale and held for investment loan portfolios and the acquired loan portfolio, which were offset in part by decreased yields on the securities portfolio.  The yield on acquired loans in the fourth quarter totaled 11.69% and included recoveries from settlement of debt of $3.8 million, which represented approximately 5.40% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin in the fourth quarter was 3.31%, down 7 basis points from the prior quarter.  The contraction in the net interest margin is attributable to a reduction in the yield on the securities portfolio and the loans held for investment and held for sale portfolios. Net interest income (FTE) in 2016 totaled $405.9 million, resulting in a net interest margin (FTE) of 3.53%; excluding acquired loans, the net interest margin (FTE) was 3.37%.

Noninterest income totaled $41.7 million in the fourth quarter, down from the prior quarter primarily as a result of seasonally lower mortgage banking revenues and insurance commissions.  In the fourth quarter, bank card and other fees totaled $6.8 million, unchanged from the prior quarter, while service charges on deposit accounts totaled $11.4 million, down 2.0% from the prior quarter.  Other income, net increased $818 thousand linked quarter, reflecting an increase in other miscellaneous income as well as a gain on the disposition of a closed branch facility. Noninterest income for 2016 totaled $173.9 million and remained stable when compared to the prior year.

Insurance revenue in the fourth quarter totaled $8.5 million, reflecting a seasonal decrease of 16.0% from the prior quarter and in line with levels one year earlier.  For the year, insurance revenue totaled $36.8 million, up $340 thousand relative to the prior year.  The solid performance in 2016 reflects increased business development efforts and initiatives that supported enhanced productivity.

Wealth management revenue totaled $7.5 million in the fourth quarter, remaining stable relative to the prior quarter and down 4.2% from levels one year earlier.  The year-over-year decline is primarily attributable to reduced annuity and trust management income.  Wealth management revenue in 2016 totaled $30.5 million, down 2.8% relative to the prior year.  Trustmark remained focused on servicing clients and realigned processes to enhance productivity.

Mortgage banking revenue in the fourth quarter totaled $5.4 million, down $1.9 million from the prior quarter.  The linked-quarter decline is primarily attributable to a $2.6 million decline in fair value of mortgage loans held for sale, which was offset in part by reduced negative hedge ineffectiveness of $976 thousand.  Mortgage loan production in the fourth quarter totaled $406.6 million, a seasonal decrease of 16.7% from the prior quarter and an increase of 19.6% year-over-year.

In 2016, mortgage banking revenue totaled $28.2 million, down 6.5% from the prior year; increased secondary marketing gains and mortgage servicing income were more than offset by negative mortgage servicing hedge ineffectiveness. Excluding mortgage servicing hedge ineffectiveness, mortgage banking revenue increased $2.8 million, or 9.8%, during the year.  Mortgage loan production in 2016 totaled $1.6 billion, up 8.4% from the prior year.

Noninterest Expense

•	Core noninterest expense in 2016 remained well controlled and totaled $388.7 million
•	Results of the previously announced ERP produced savings of $2.1 million during the fourth quarter and $4.4 million during second half of 2016

Core noninterest expense, which excludes ORE expense ($525 thousand), intangible amortization ($1.7 million), expense related to reducing the risk profile of the assets of the Corporation’s defined benefit plan prior to termination ($664 thousand) and additional pension expense related to the ERP ($268 thousand), totaled $97.1 million in the fourth quarter, an increase of $496 thousand on a comparable basis from the prior quarter.

Salaries and benefits totaled $58.2 million in the fourth quarter, up 1.6% linked quarter due to increased expense related to incentive compensation programs.  Services and fees declined 1.3% from the prior quarter, reflecting in part a reduction in communications expense and professional fees.  ORE and foreclosure expense totaled $525 thousand during the fourth quarter, which compares to a gain on sale of ORE of $1.3 million in the prior quarter. Relative to 2015, core noninterest expense remained stable at $388.7 million.

Trustmark continued the optimization of its retail delivery channels to enhance productivity and efficiency as well as promote additional growth.  During the fourth quarter, Trustmark opened a loan production office in Pensacola, Florida, and consolidated two banking centers.  For the year, Trustmark consolidated nine branch offices across Alabama, Mississippi and Florida, and reallocated a portion of those resources into a new banking center in Tuscaloosa, Alabama, and a new loan production office in Pensacola, Florida.  Overall, these collective efforts resulted in the consolidation of 36 branch offices and the establishment of nine banking centers over the past four years. Trustmark is committed to developing and maintaining relationships while supporting investments that promote profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 25, 2017, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, February 8, 2017, in archived format at the same web address or by calling (877) 344-7529, passcode 10098633.

Trustmark Corporation is a financial services company providing banking and financial solutions through 193 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, including those associated with the planned termination of our noncontributory tax-qualified defined benefit pension plan, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2016	9/30/2016	12/31/2015	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,271,503	$2,249,109	$2,209,801	$22,394	1.0%	$61,702	2.8%
Securities AFS-nontaxable	91,495	95,233	110,290	(3,738)	-3.9%	(18,795)	-17.0%
Securities HTM-taxable	1,101,382	1,115,053	1,145,397	(13,671)	-1.2%	(44,015)	-3.8%
Securities HTM-nontaxable	33,675	34,179	35,755	(504)	-1.5%	(2,080)	-5.8%
Total securities	3,498,055	3,493,574	3,501,243	4,481	0.1%	(3,188)	-0.1%
Loans (including loans held for sale)	7,855,444	7,658,089	7,089,672	197,355	2.6%	765,772	10.8%
Acquired loans:
Noncovered loans	278,460	306,809	384,306	(28,349)	-9.2%	(105,846)	-27.5%
Covered loans	3,737	10,464	18,341	(6,727)	-64.3%	(14,604)	-79.6%
Fed funds sold and rev repos	1,418	1,352	1,384	66	4.9%	34	2.5%
Other earning assets	80,608	68,706	68,016	11,902	17.3%	12,592	18.5%
Total earning assets	11,717,722	11,538,994	11,062,962	178,728	1.5%	654,760	5.9%
Allowance for loan losses	(82,604)	(82,301)	(78,652)	(303)	0.4%	(3,952)	5.0%
Cash and due from banks	314,420	299,670	272,562	14,750	4.9%	41,858	15.4%
Other assets	1,238,029	1,243,854	1,266,712	(5,825)	-0.5%	(28,683)	-2.3%
Total assets	$13,187,567	$13,000,217	$12,523,584	$187,350	1.4%	$663,983	5.3%

Interest-bearing demand deposits	$1,920,273	$1,848,084	$1,917,598	$72,189	3.9%	$2,675	0.1%
Savings deposits	3,049,733	3,101,161	2,963,318	(51,428)	-1.7%	86,415	2.9%
Time deposits less than $100,000	945,649	961,641	1,033,233	(15,992)	-1.7%	(87,584)	-8.5%
Time deposits of $100,000 or more	693,204	705,704	687,635	(12,500)	-1.8%	5,569	0.8%
Total interest-bearing deposits	6,608,859	6,616,590	6,601,784	(7,731)	-0.1%	7,075	0.1%
Fed funds purchased and repos	494,193	481,071	563,424	13,122	2.7%	(69,231)	-12.3%
Short-term borrowings	435,576	311,473	733,365	124,103	39.8%	(297,789)	-40.6%
Long-term FHLB advances	685,844	751,095	50,078	(65,251)	-8.7%	635,766	n/m
Subordinated notes	40,757	49,988	49,964	(9,231)	-18.5%	(9,207)	-18.4%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,327,085	8,272,073	8,060,471	55,012	0.7%	266,614	3.3%
Noninterest-bearing deposits	3,160,959	3,060,331	2,839,894	100,628	3.3%	321,065	11.3%
Other liabilities	166,379	136,971	141,925	29,408	21.5%	24,454	17.2%
Total liabilities	11,654,423	11,469,375	11,042,290	185,048	1.6%	612,133	5.5%
Shareholders' equity	1,533,144	1,530,842	1,481,294	2,302	0.2%	51,850	3.5%
Total liabilities and equity	$13,187,567	$13,000,217	$12,523,584	$187,350	1.4%	$663,983	5.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2016	9/30/2016	12/31/2015	$ Change	% Change	$ Change	% Change
Cash and due from banks	$327,706	$383,945	$277,751	$(56,239)	-14.6%	$49,955	18.0%
Fed funds sold and rev repos	500	500	250	—	0.0%	250	100.0%
Securities available for sale	2,356,682	2,410,947	2,345,422	(54,265)	-2.3%	11,260	0.5%
Securities held to maturity	1,158,643	1,143,234	1,187,818	15,409	1.3%	(29,175)	-2.5%
Loans held for sale (LHFS)	175,927	242,097	160,189	(66,170)	-27.3%	15,738	9.8%
Loans held for investment (LHFI)	7,851,213	7,499,204	7,091,385	352,009	4.7%	759,828	10.7%
Allowance for loan losses	(71,265)	(70,871)	(67,619)	(394)	0.6%	(3,646)	5.4%
Net LHFI	7,779,948	7,428,333	7,023,766	351,615	4.7%	756,182	10.8%
Acquired loans:
Noncovered loans	268,633	291,825	372,711	(23,192)	-7.9%	(104,078)	-27.9%
Covered loans	3,614	3,912	17,700	(298)	-7.6%	(14,086)	-79.6%
Allowance for loan losses, acquired loans	(11,397)	(11,380)	(11,992)	(17)	0.1%	595	-5.0%
Net acquired loans	260,850	284,357	378,419	(23,507)	-8.3%	(117,569)	-31.1%
Net LHFI and acquired loans	8,040,798	7,712,690	7,402,185	328,108	4.3%	638,613	8.6%
Premises and equipment, net	184,987	190,930	195,656	(5,943)	-3.1%	(10,669)	-5.5%
Mortgage servicing rights	80,239	65,514	74,007	14,725	22.5%	6,232	8.4%
Goodwill	366,156	366,156	366,156	—	0.0%	—	0.0%
Identifiable intangible assets	20,680	22,366	27,546	(1,686)	-7.5%	(6,866)	-24.9%
Other real estate, excluding covered other real estate	62,051	64,993	77,177	(2,942)	-4.5%	(15,126)	-19.6%
Covered other real estate	—	—	1,651	—	n/m	(1,651)	-100.0%
FDIC indemnification asset	—	—	738	—	n/m	(738)	-100.0%
Other assets	577,964	558,166	562,350	19,798	3.5%	15,614	2.8%
Total assets	$13,352,333	$13,161,538	$12,678,896	$190,795	1.4%	$673,437	5.3%

Deposits:
Noninterest-bearing	$2,973,238	$3,111,603	$2,998,694	$(138,365)	-4.4%	$(25,456)	-0.8%
Interest-bearing	7,082,774	6,574,098	6,589,536	508,676	7.7%	493,238	7.5%
Total deposits	10,056,012	9,685,701	9,588,230	370,311	3.8%	467,782	4.9%
Fed funds purchased and repos	539,817	514,918	441,042	24,899	4.8%	98,775	22.4%
Short-term borrowings	769,778	412,792	412,617	356,986	86.5%	357,161	86.6%
Long-term FHLB advances	251,049	751,075	501,155	(500,026)	-66.6%	(250,106)	-49.9%
Subordinated notes	—	49,993	49,969	(49,993)	-100.0%	(49,969)	-100.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	153,613	150,442	150,970	3,171	2.1%	2,643	1.8%
Total liabilities	11,832,125	11,626,777	11,205,839	205,348	1.8%	626,286	5.6%
Common stock	14,091	14,090	14,076	1	0.0%	15	0.1%
Capital surplus	366,563	365,553	361,467	1,010	0.3%	5,096	1.4%
Retained earnings	1,185,352	1,172,193	1,142,908	13,159	1.1%	42,444	3.7%
Accum other comprehensive loss, net of tax	(45,798)	(17,075)	(45,394)	(28,723)	n/m	(404)	0.9%
Total shareholders' equity	1,520,208	1,534,761	1,473,057	(14,553)	-0.9%	47,151	3.2%
Total liabilities and equity	$13,352,333	$13,161,538	$12,678,896	$190,795	1.4%	$673,437	5.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2016	9/30/2016	12/31/2015	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$81,346	$80,649	$74,383	$697	0.9%	$6,963	9.4%
Interest and fees on acquired loans	8,290	6,781	11,910	1,509	22.3%	(3,620)	-30.4%
Interest on securities-taxable	18,775	19,351	21,149	(576)	-3.0%	(2,374)	-11.2%
Interest on securities-tax exempt-FTE	1,340	1,388	1,565	(48)	-3.5%	(225)	-14.4%
Interest on fed funds sold and rev repos	4	5	4	(1)	-20.0%	—	0.0%
Other interest income	335	223	402	112	50.2%	(67)	-16.7%
Total interest income-FTE	110,090	108,397	109,413	1,693	1.6%	677	0.6%
Interest on deposits	3,380	3,208	3,000	172	5.4%	380	12.7%
Interest on fed funds pch and repos	471	411	274	60	14.6%	197	71.9%
Other interest expense	2,662	2,603	1,987	59	2.3%	675	34.0%
Total interest expense	6,513	6,222	5,261	291	4.7%	1,252	23.8%
Net interest income-FTE	103,577	102,175	104,152	1,402	1.4%	(575)	-0.6%
Provision for loan losses, LHFI	1,834	4,284	3,043	(2,450)	-57.2%	(1,209)	-39.7%
Provision for loan losses, acquired loans	1,150	691	997	459	66.4%	153	15.3%
Net interest income after provision-FTE	100,593	97,200	100,112	3,393	3.5%	481	0.5%
Service charges on deposit accounts	11,444	11,677	11,961	(233)	-2.0%	(517)	-4.3%
Bank card and other fees	6,796	6,756	7,156	40	0.6%	(360)	-5.0%
Mortgage banking, net	5,428	7,364	4,287	(1,936)	-26.3%	1,141	26.6%
Insurance commissions	8,459	10,074	8,501	(1,615)	-16.0%	(42)	-0.5%
Wealth management	7,505	7,571	7,831	(66)	-0.9%	(326)	-4.2%
Other, net	2,092	1,274	(466)	818	64.2%	2,558	n/m
Nonint inc-excl sec gains (losses), net	41,724	44,716	39,270	(2,992)	-6.7%	2,454	6.2%
Security gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income	41,724	44,716	39,270	(2,992)	-6.7%	2,454	6.2%
Salaries and employee benefits	58,168	57,250	57,366	918	1.6%	802	1.4%
Services and fees	14,751	14,947	13,717	(196)	-1.3%	1,034	7.5%
Net occupancy-premises	6,426	6,440	6,304	(14)	-0.2%	122	1.9%
Equipment expense	6,172	6,063	6,105	109	1.8%	67	1.1%
Other real estate expense	525	(1,313)	(518)	1,838	n/m	1,043	n/m
FDIC assessment expense	2,562	2,911	2,614	(349)	-12.0%	(52)	-2.0%
Other expense	11,663	11,610	13,032	53	0.5%	(1,369)	-10.5%
Total noninterest expense	100,267	97,908	98,620	2,359	2.4%	1,647	1.7%
Income before income taxes and tax eq adj	42,050	44,008	40,762	(1,958)	-4.4%	1,288	3.2%
Tax equivalent adjustment	4,725	4,611	4,334	114	2.5%	391	9.0%
Income before income taxes	37,325	39,397	36,428	(2,072)	-5.3%	897	2.5%
Income taxes	8,402	8,415	8,570	(13)	-0.2%	(168)	-2.0%
Net income	$28,923	$30,982	$27,858	$(2,059)	-6.6%	$1,065	3.8%

Per share data
Earnings per share - basic	$0.43	$0.46	$0.41	$(0.03)	-6.5%	$0.02	4.9%

Earnings per share - diluted	$0.43	$0.46	$0.41	$(0.03)	-6.5%	$0.02	4.9%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,627,496	67,625,085	67,557,991

Diluted	67,817,770	67,793,203	67,734,109

Period end shares outstanding	67,628,618	67,626,939	67,559,128

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2016	9/30/2016	12/31/2015	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$665	$1,403	$1,776	$(738)	-52.6%	$(1,111)	-62.6%
Florida	3,644	3,719	5,180	(75)	-2.0%	(1,536)	-29.7%
Mississippi (2)	37,771	41,968	40,754	(4,197)	-10.0%	(2,983)	-7.3%
Tennessee (3)	6,213	6,620	5,106	(407)	-6.1%	1,107	21.7%
Texas	941	700	2,496	241	34.4%	(1,555)	-62.3%
Total nonaccrual loans	49,234	54,410	55,312	(5,176)	-9.5%	(6,078)	-11.0%
Other real estate
Alabama	15,989	15,574	21,578	415	2.7%	(5,589)	-25.9%
Florida	22,582	25,147	29,579	(2,565)	-10.2%	(6,997)	-23.7%
Mississippi (2)	15,646	16,659	14,312	(1,013)	-6.1%	1,334	9.3%
Tennessee (3)	6,183	6,061	9,974	122	2.0%	(3,791)	-38.0%
Texas	1,651	1,552	1,734	99	6.4%	(83)	-4.8%
Total other real estate	62,051	64,993	77,177	(2,942)	-4.5%	(15,126)	-19.6%
Total nonperforming assets	$111,285	$119,403	$132,489	$(8,118)	-6.8%	$(21,204)	-16.0%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,832	$953	$2,300	$879	92.2%	$(468)	-20.3%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$28,345	$25,570	$21,812	$2,775	10.9%	$6,533	30.0%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2016	9/30/2016	12/31/2015	$ Change	% Change	$ Change	% Change
Beginning Balance	$70,871	$71,796	$65,607	$(925)	-1.3%	$5,264	8.0%
Provision for loan losses	1,834	4,284	3,043	(2,450)	-57.2%	(1,209)	-39.7%
Charge-offs	(4,037)	(8,279)	(3,781)	4,242	-51.2%	(256)	6.8%
Recoveries	2,597	3,070	2,750	(473)	-15.4%	(153)	-5.6%
Net charge-offs	(1,440)	(5,209)	(1,031)	3,769	-72.4%	(409)	39.7%
Ending Balance	$71,265	$70,871	$67,619	$394	0.6%	$3,646	5.4%

PROVISION FOR LOAN LOSSES (4)
Alabama	$763	$132	$1,453	$631	n/m	$(690)	-47.5%
Florida	(655)	31	(1,357)	(686)	n/m	702	-51.7%
Mississippi (2)	1,873	703	1,842	1,170	n/m	31	1.7%
Tennessee (3)	(118)	151	182	(269)	n/m	(300)	n/m
Texas	(29)	3,267	923	(3,296)	n/m	(952)	n/m
Total provision for loan losses	$1,834	$4,284	$3,043	$(2,450)	-57.2%	$(1,209)	-39.7%

NET CHARGE-OFFS (4)
Alabama	$368	$38	$422	$330	n/m	$(54)	-12.8%
Florida	(502)	(169)	(389)	(333)	n/m	(113)	29.0%
Mississippi (2)	1,591	2,484	925	(893)	-36.0%	666	72.0%
Tennessee (3)	(8)	74	188	(82)	n/m	(196)	n/m
Texas	(9)	2,782	(115)	(2,791)	n/m	106	-92.2%
Total net charge-offs	$1,440	$5,209	$1,031	$(3,769)	-72.4%	$409	39.7%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Securities AFS-taxable	$2,271,503	$2,249,109	$2,214,040	$2,211,479	$2,209,801	$2,236,663	$2,231,507
Securities AFS-nontaxable	91,495	95,233	99,296	105,844	110,290	97,942	118,579
Securities HTM-taxable	1,101,382	1,115,053	1,122,463	1,142,434	1,145,397	1,120,267	1,140,182
Securities HTM-nontaxable	33,675	34,179	34,785	35,841	35,755	34,616	37,883
Total securities	3,498,055	3,493,574	3,470,584	3,495,598	3,501,243	3,489,488	3,528,151
Loans (including loans held for sale)	7,855,444	7,658,089	7,505,409	7,346,333	7,089,672	7,592,223	6,745,970
Acquired loans:
Noncovered loans	278,460	306,809	335,012	361,772	384,306	320,361	442,248
Covered loans	3,737	10,464	14,728	16,663	18,341	11,375	20,354
Fed funds sold and rev repos	1,418	1,352	1,263	382	1,384	1,105	835
Other earning assets	80,608	68,706	64,000	66,702	68,016	70,029	53,613
Total earning assets	11,717,722	11,538,994	11,390,996	11,287,450	11,062,962	11,484,581	10,791,171
Allowance for loan losses	(82,604)	(82,301)	(83,614)	(81,138)	(78,652)	(82,414)	(82,361)
Cash and due from banks	314,420	299,670	271,135	281,912	272,562	291,868	275,246
Other assets	1,238,029	1,243,854	1,240,846	1,253,282	1,266,712	1,243,985	1,286,139
Total assets	$13,187,567	$13,000,217	$12,819,363	$12,741,506	$12,523,584	$12,938,020	$12,270,195

Interest-bearing demand deposits	$1,920,273	$1,848,084	$1,830,107	$1,866,043	$1,917,598	$1,866,225	$1,901,478
Savings deposits	3,049,733	3,101,161	3,221,850	3,188,916	2,963,318	3,140,060	3,124,393
Time deposits less than $100,000	945,649	961,641	978,678	994,406	1,033,233	970,003	1,086,417
Time deposits of $100,000 or more	693,204	705,704	699,886	683,170	687,635	695,513	734,020
Total interest-bearing deposits	6,608,859	6,616,590	6,730,521	6,732,535	6,601,784	6,671,801	6,846,308
Fed funds purchased and repos	494,193	481,071	488,512	517,180	563,424	495,197	503,077
Short-term borrowings	435,576	311,473	319,288	413,616	733,365	370,008	415,081
Long-term FHLB advances	685,844	751,095	597,269	501,144	50,078	634,300	13,533
Subordinated notes	40,757	49,988	49,980	49,972	49,964	47,662	49,951
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,327,085	8,272,073	8,247,426	8,276,303	8,060,471	8,280,824	7,889,806
Noninterest-bearing deposits	3,160,959	3,060,331	2,927,469	2,836,283	2,839,894	2,996,886	2,781,682
Other liabilities	166,379	136,971	131,627	134,236	141,925	142,355	138,057
Total liabilities	11,654,423	11,469,375	11,306,522	11,246,822	11,042,290	11,420,065	10,809,545
Shareholders' equity	1,533,144	1,530,842	1,512,841	1,494,684	1,481,294	1,517,955	1,460,650
Total liabilities and equity	$13,187,567	$13,000,217	$12,819,363	$12,741,506	$12,523,584	$12,938,020	$12,270,195

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Cash and due from banks	$327,706	$383,945	$322,049	$228,498	$277,751
Fed funds sold and rev repos	500	500	3,198	—	250
Securities available for sale	2,356,682	2,410,947	2,388,306	2,368,120	2,345,422
Securities held to maturity	1,158,643	1,143,234	1,173,204	1,168,203	1,187,818
Loans held for sale (LHFS)	175,927	242,097	213,546	191,028	160,189
Loans held for investment (LHFI)	7,851,213	7,499,204	7,405,181	7,268,022	7,091,385
Allowance for loan losses	(71,265)	(70,871)	(71,796)	(69,668)	(67,619)
Net LHFI	7,779,948	7,428,333	7,333,385	7,198,354	7,023,766
Acquired loans:
Noncovered loans	268,633	291,825	325,196	349,781	372,711
Covered loans	3,614	3,912	13,839	14,974	17,700
Allowance for loan losses, acquired loans	(11,397)	(11,380)	(12,480)	(13,535)	(11,992)
Net acquired loans	260,850	284,357	326,555	351,220	378,419
Net LHFI and acquired loans	8,040,798	7,712,690	7,659,940	7,549,574	7,402,185
Premises and equipment, net	184,987	190,930	192,732	194,453	195,656
Mortgage servicing rights	80,239	65,514	62,814	68,208	74,007
Goodwill	366,156	366,156	366,156	366,156	366,156
Identifiable intangible assets	20,680	22,366	24,058	25,751	27,546
Other real estate, excluding covered other real estate	62,051	64,993	69,502	71,806	77,177
Covered other real estate	—	—	388	496	1,651
FDIC indemnification asset	—	—	—	506	738
Other assets	577,964	558,166	554,456	542,397	562,350
Total assets	$13,352,333	$13,161,538	$13,030,349	$12,775,196	$12,678,896

Deposits:
Noninterest-bearing	$2,973,238	$3,111,603	$2,921,016	$2,874,306	$2,998,694
Interest-bearing	7,082,774	6,574,098	6,610,508	6,759,337	6,589,536
Total deposits	10,056,012	9,685,701	9,531,524	9,633,643	9,588,230
Fed funds purchased and repos	539,817	514,918	606,336	466,436	441,042
Short-term borrowings	769,778	412,792	360,434	411,385	412,617
Long-term FHLB advances	251,049	751,075	751,106	501,124	501,155
Subordinated notes	—	49,993	49,985	49,977	49,969
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	153,613	150,442	145,641	142,519	150,970
Total liabilities	11,832,125	11,626,777	11,506,882	11,266,940	11,205,839
Common stock	14,091	14,090	14,090	14,093	14,076
Capital surplus	366,563	365,553	364,516	363,979	361,467
Retained earnings	1,185,352	1,172,193	1,157,025	1,151,757	1,142,908
Accum other comprehensive loss, net of tax	(45,798)	(17,075)	(12,164)	(21,573)	(45,394)
Total shareholders' equity	1,520,208	1,534,761	1,523,467	1,508,256	1,473,057
Total liabilities and equity	$13,352,333	$13,161,538	$13,030,349	$12,775,196	$12,678,896

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Interest and fees on LHFS & LHFI-FTE	$81,346	$80,649	$77,777	$76,235	$74,383	$316,007	$288,538
Interest and fees on acquired loans	8,290	6,781	8,051	7,022	11,910	30,144	51,152
Interest on securities-taxable	18,775	19,351	19,402	20,086	21,149	77,614	80,730
Interest on securities-tax exempt-FTE	1,340	1,388	1,429	1,497	1,565	5,654	6,651
Interest on fed funds sold and rev repos	4	5	4	1	4	14	8
Other interest income	335	223	200	230	402	988	1,579
Total interest income-FTE	110,090	108,397	106,863	105,071	109,413	430,421	428,658
Interest on deposits	3,380	3,208	3,122	3,038	3,000	12,748	12,598
Interest on fed funds pch and repos	471	411	404	431	274	1,717	801
Other interest expense	2,662	2,603	2,428	2,389	1,987	10,082	7,061
Total interest expense	6,513	6,222	5,954	5,858	5,261	24,547	20,460
Net interest income-FTE	103,577	102,175	100,909	99,213	104,152	405,874	408,198
Provision for loan losses, LHFI	1,834	4,284	2,596	2,243	3,043	10,957	8,375
Provision for loan losses, acquired loans	1,150	691	607	1,309	997	3,757	3,425
Net interest income after provision-FTE	100,593	97,200	97,706	95,661	100,112	391,160	396,398
Service charges on deposit accounts	11,444	11,677	11,051	11,081	11,961	45,253	47,366
Bank card and other fees	6,796	6,756	7,436	6,918	7,156	27,906	28,298
Mortgage banking, net	5,428	7,364	6,721	8,699	4,287	28,212	30,176
Insurance commissions	8,459	10,074	9,638	8,593	8,501	36,764	36,424
Wealth management	7,505	7,571	8,009	7,407	7,831	30,492	31,369
Other, net	2,092	1,274	1,372	888	(466)	5,626	(484)
Nonint inc-excl sec gains (losses), net	41,724	44,716	44,227	43,586	39,270	174,253	173,149
Security gains (losses), net	—	—	—	(310)	—	(310)	—
Total noninterest income	41,724	44,716	44,227	43,276	39,270	173,943	173,149
Salaries and employee benefits	58,168	57,250	67,018	57,201	57,366	239,637	230,198
Services and fees	14,751	14,947	14,522	14,475	13,717	58,695	57,534
Net occupancy-premises	6,426	6,440	5,928	6,188	6,304	24,982	25,318
Equipment expense	6,172	6,063	5,896	6,094	6,105	24,225	23,859
Other real estate expense	525	(1,313)	1,193	181	(518)	586	4,903
FDIC assessment expense	2,562	2,911	2,959	2,811	2,614	11,243	10,728
Other expense	11,663	11,610	12,663	11,994	13,032	47,930	49,122
Total noninterest expense	100,267	97,908	110,179	98,944	98,620	407,298	401,662
Income before income taxes and tax eq adj	42,050	44,008	31,754	39,993	40,762	157,805	167,885
Tax equivalent adjustment	4,725	4,611	4,532	4,473	4,334	18,341	16,433
Income before income taxes	37,325	39,397	27,222	35,520	36,428	139,464	151,452
Income taxes	8,402	8,415	5,719	8,517	8,570	31,053	35,414
Net income	$28,923	$30,982	$21,503	$27,003	$27,858	$108,411	$116,038

Per share data
Earnings per share - basic	$0.43	$0.46	$0.32	$0.40	$0.41	$1.60	$1.72

Earnings per share - diluted	$0.43	$0.46	$0.32	$0.40	$0.41	$1.60	$1.71

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	67,627,496	67,625,085	67,619,571	67,609,662	67,557,991	67,620,485	67,549,611

Diluted	67,817,770	67,793,203	67,770,174	67,746,592	67,734,109	67,784,464	67,691,821

Period end shares outstanding	67,628,618	67,626,939	67,623,601	67,639,832	67,559,128	67,628,618	67,559,128

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Nonaccrual loans
Alabama	$665	$1,403	$1,379	$1,788	$1,776
Florida	3,644	3,719	1,806	4,952	5,180
Mississippi (2)	37,771	41,968	54,543	56,590	40,754
Tennessee (3)	6,213	6,620	5,345	5,849	5,106
Texas	941	700	2,055	1,515	2,496
Total nonaccrual loans	49,234	54,410	65,128	70,694	55,312
Other real estate
Alabama	15,989	15,574	18,031	19,137	21,578
Florida	22,582	25,147	28,052	27,907	29,579
Mississippi (2)	15,646	16,659	14,435	14,511	14,312
Tennessee (3)	6,183	6,061	7,432	8,699	9,974
Texas	1,651	1,552	1,552	1,552	1,734
Total other real estate	62,051	64,993	69,502	71,806	77,177
Total nonperforming assets	$111,285	$119,403	$134,630	$142,500	$132,489

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,832	$953	$3,382	$611	$2,300

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$28,345	$25,570	$23,473	$24,110	$21,812

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Beginning Balance	$70,871	$71,796	$69,668	$67,619	$65,607	$67,619	$69,616
Provision for loan losses	1,834	4,284	2,596	2,243	3,043	10,957	8,375
Charge-offs	(4,037)	(8,279)	(3,251)	(3,363)	(3,781)	(18,930)	(22,469)
Recoveries	2,597	3,070	2,783	3,169	2,750	11,619	12,097
Net charge-offs	(1,440)	(5,209)	(468)	(194)	(1,031)	(7,311)	(10,372)
Ending Balance	$71,265	$70,871	$71,796	$69,668	$67,619	$71,265	$67,619

PROVISION FOR LOAN LOSSES (4)
Alabama	$763	$132	$1,189	$540	$1,453	$2,624	$2,767
Florida	(655)	31	(364)	(818)	(1,357)	(1,806)	(2,122)
Mississippi (2)	1,873	703	(833)	1,848	1,842	3,591	5,380
Tennessee (3)	(118)	151	726	138	182	897	81
Texas	(29)	3,267	1,878	535	923	5,651	2,269
Total provision for loan losses	$1,834	$4,284	$2,596	$2,243	$3,043	$10,957	$8,375

NET CHARGE-OFFS (4)
Alabama	$368	$38	$436	$63	$422	$905	$945
Florida	(502)	(169)	(595)	(674)	(389)	(1,940)	(968)
Mississippi (2)	1,591	2,484	(237)	(74)	925	3,764	9,487
Tennessee (3)	(8)	74	252	8	188	326	525
Texas	(9)	2,782	612	871	(115)	4,256	383
Total net charge-offs	$1,440	$5,209	$468	$194	$1,031	$7,311	$10,372

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2016
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Return on equity	7.51%	8.05%	5.72%	7.27%	7.46%	7.14%	7.94%
Return on average tangible equity	10.41%	11.16%	8.08%	10.26%	10.61%	9.99%	11.36%
Return on assets	0.87%	0.95%	0.67%	0.85%	0.88%	0.84%	0.95%
Interest margin - Yield - FTE	3.74%	3.74%	3.77%	3.74%	3.92%	3.75%	3.97%
Interest margin - Cost	0.22%	0.21%	0.21%	0.21%	0.19%	0.21%	0.19%
Net interest margin - FTE	3.52%	3.52%	3.56%	3.54%	3.74%	3.53%	3.78%
Efficiency ratio (1)	66.08%	63.81%	67.20%	66.87%	66.03%	65.98%	66.60%
Full-time equivalent employees	2,788	2,787	2,818	2,946	2,941

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.07%	0.27%	0.03%	0.01%	0.06%	0.10%	0.15%
Provision for loan losses/average loans	0.09%	0.22%	0.14%	0.12%	0.17%	0.14%	0.12%
Nonperforming loans/total loans (incl LHFS)	0.61%	0.70%	0.85%	0.95%	0.76%
Nonperforming assets/total loans (incl LHFS)	1.39%	1.54%	1.77%	1.91%	1.83%
Nonperforming assets/total loans (incl LHFS) +ORE	1.38%	1.53%	1.75%	1.89%	1.81%
ALL/total loans (excl LHFS)	0.91%	0.95%	0.97%	0.96%	0.95%
ALL-commercial/total commercial loans	0.97%	1.02%	1.05%	1.06%	1.05%
ALL-consumer/total consumer and home mortgage loans	0.68%	0.68%	0.70%	0.65%	0.66%
ALL/nonperforming loans	144.75%	130.25%	110.24%	98.55%	122.25%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	267.40%	256.56%	231.13%	203.24%	210.32%

CAPITAL RATIOS
Total equity/total assets	11.39%	11.66%	11.69%	11.81%	11.62%
Tangible equity/tangible assets	8.74%	8.97%	8.97%	9.01%	8.79%
Tangible equity/risk-weighted assets	11.39%	11.85%	11.85%	11.84%	11.68%
Tier 1 leverage ratio	9.90%	9.92%	9.93%	9.93%	10.03%
Common equity tier 1 capital ratio	12.16%	12.35%	12.32%	12.41%	12.57%
Tier 1 risk-based capital ratio	12.76%	12.97%	12.94%	13.04%	13.21%
Total risk-based capital ratio	13.59%	13.82%	13.82%	13.92%	14.07%

STOCK PERFORMANCE
Market value-Close	$35.65	$27.56	$24.85	$23.03	$23.04
Book value	$22.48	$22.69	$22.53	$22.30	$21.80
Tangible book value	$16.76	$16.95	$16.76	$16.50	$15.98

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

(2) - Excludes acquired loans and covered other real estate

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2016
($ in thousands)
(unaudited)

Note 1 – Business Combinations

On November 14, 2016, Trustmark and RB Bancorporation announced the signing of a definitive agreement pursuant to which RB Bancorporation would merge into Trustmark.  RB Bancorporation, with assets of $210.0 million as of September 30, 2016, is the holding company for Reliance Bank, which has seven offices serving the Huntsville, Alabama MSA.

Under the terms of the definitive agreement, which has been approved unanimously by the Boards of Directors of both companies, holders of RB Bancorporation common stock will receive $22.00 in cash for each share of RB Bancorporation; the aggregate value of the transaction is approximately $25.6 million.  The transaction, which is subject to satisfaction of customary closing conditions, including the approval of RB Bancorporation shareholders and regulatory authorities, is expected to be completed in the first half of 2017. RB Bancorporation’s bank subsidiary, Reliance Bank, will merge into TNB simultaneously with the merger of the respective parent companies.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$55,763	$58,234	$61,359	$63,814	$68,135
Issued by U.S. Government sponsored agencies	276	283	286	286	281
Obligations of states and political subdivisions	115,373	124,641	129,285	135,655	138,609
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	42,786	36,788	29,282	25,081	25,812
Issued by FNMA and FHLMC	631,084	561,989	428,542	330,558	225,542
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,267,951	1,374,399	1,474,357	1,540,541	1,582,860
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	243,449	254,613	265,195	272,185	279,226
Asset-backed securities and structured financial products	—	—	—	—	24,957
Total securities available for sale	$2,356,682	$2,410,947	$2,388,306	$2,368,120	$2,345,422

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,647	$3,636	$31,142	$63,085	$101,782
Obligations of states and political subdivisions	46,303	52,937	53,473	54,278	55,892
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	15,478	16,183	16,415	16,590	17,363
Issued by FNMA and FHLMC	81,299	39,989	42,267	9,871	10,368
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	803,474	831,662	824,175	818,201	820,012
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	208,442	198,827	205,732	206,178	182,401
Total securities held to maturity	$1,158,643	$1,143,234	$1,173,204	$1,168,203	$1,187,818

During 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At December 31, 2016, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive loss in the accompanying balance sheet totaled approximately $24.2 million ($14.9 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 95% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2016
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Loans secured by real estate:
Construction, land development and other land loans	$831,437	$766,685	$718,438	$697,500	$824,723
Secured by 1-4 family residential properties	1,660,043	1,592,453	1,620,013	1,640,015	1,649,501
Secured by nonfarm, nonresidential properties	2,034,176	1,916,153	1,900,784	1,893,240	1,736,476
Other real estate secured	318,148	317,680	323,734	273,752	211,228
Commercial and industrial loans	1,528,434	1,421,382	1,466,511	1,368,464	1,343,211
Consumer loans	170,562	170,073	166,436	164,544	169,135
State and other political subdivision loans	917,515	875,973	805,401	787,049	734,615
Other loans	390,898	438,805	403,864	443,458	422,496
LHFI	7,851,213	7,499,204	7,405,181	7,268,022	7,091,385
Allowance for loan losses	(71,265)	(70,871)	(71,796)	(69,668)	(67,619)
Net LHFI	$7,779,948	$7,428,333	$7,333,385	$7,198,354	$7,023,766

ACQUIRED NONCOVERED LOANS BY TYPE	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Loans secured by real estate:
Construction, land development and other land loans	$20,850	$25,040	$37,682	$41,097	$41,623
Secured by 1-4 family residential properties	65,926	72,689	73,313	81,314	86,950
Secured by nonfarm, nonresidential properties	103,820	110,606	115,989	126,177	135,626
Other real estate secured	19,010	20,903	24,015	24,374	23,860
Commercial and industrial loans	36,896	39,519	49,639	51,663	55,075
Consumer loans	3,365	3,878	4,295	5,027	5,641
Other loans	18,766	19,190	20,263	20,129	23,936
Noncovered loans	268,633	291,825	325,196	349,781	372,711
Allowance for loan losses	(11,312)	(11,330)	(12,218)	(13,212)	(11,259)
Net noncovered loans	$257,321	$280,495	$312,978	$336,569	$361,452

ACQUIRED COVERED LOANS BY TYPE (1)	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Loans secured by real estate:
Construction, land development and other land loans	$—	$—	$334	$387	$1,021
Secured by 1-4 family residential properties	3,614	3,912	8,363	8,564	10,058
Secured by nonfarm, nonresidential properties	—	—	3,709	3,679	4,638
Other real estate secured	—	—	1,257	1,132	1,286
Commercial and industrial loans	—	—	121	1,143	624
Consumer loans	—	—	—	—	—
Other loans	—	—	55	69	73
Covered loans	3,614	3,912	13,839	14,974	17,700
Allowance for loan losses	(85)	(50)	(262)	(323)	(733)
Net covered loans	$3,529	$3,862	$13,577	$14,651	$16,967

(1) Trustmark’s loss share agreement with the FDIC covering the acquired covered loans other than loans secured by 1-4 family residential properties expired on June 30, 2016.  Trustmark’s loss share agreement with the FDIC covering the acquired covered loans secured by 1-4 family residential properties will expire in 2021.  Effective July 1, 2016, all acquired covered loans excluding the acquired covered loans secured by 1-4 family residential properties were reclassified to acquired noncovered loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2016
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	December 31, 2016
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$831,437	$167,886	$57,780	$316,518	$52,747	$236,506
Secured by 1-4 family residential properties	1,660,043	79,087	49,393	1,412,078	102,076	17,409
Secured by nonfarm, nonresidential properties	2,034,176	283,756	177,455	908,591	169,499	494,875
Other real estate secured	318,148	28,866	3,511	159,369	17,688	108,714
Commercial and industrial loans	1,528,434	129,621	15,194	795,311	308,380	279,928
Consumer loans	170,562	20,811	3,683	126,711	17,180	2,177
State and other political subdivision loans	917,515	76,228	29,450	564,707	32,714	214,416
Other loans	390,898	37,394	19,140	261,612	38,946	33,806
Loans	$7,851,213	$823,649	$355,606	$4,544,897	$739,230	$1,387,831

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$60,820	$14,045	$18,952	$23,405	$2,564	$1,854
Development	52,669	6,763	5,534	21,421	615	18,336
Unimproved land	111,418	15,436	16,240	45,451	16,011	18,280
1-4 family construction	174,344	41,324	9,058	82,576	2,964	38,422
Other construction	432,186	90,318	7,996	143,665	30,593	159,614
Construction, land development and other land loans	$831,437	$167,886	$57,780	$316,518	$52,747	$236,506

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$279,040	$74,393	$36,196	$96,009	$21,850	$50,592
Office	220,750	31,966	30,479	76,745	9,259	72,301
Nursing homes/assisted living	116,307	—	—	109,579	6,728	—
Hotel/motel	227,088	46,007	31,121	62,395	41,794	45,771
Mini-storage	145,456	9,963	5,300	58,430	13,999	57,764
Industrial	121,906	10,159	10,210	20,983	5,467	75,087
Health care	25,937	2,050	826	22,002	—	1,059
Convenience stores	19,624	1,554	—	10,905	993	6,172
Other	73,364	8,031	10,519	25,269	2,804	26,741
Total income producing loans	1,229,472	184,123	124,651	482,317	102,894	335,487

Owner-occupied:
Office	146,004	17,886	23,697	74,816	7,041	22,564
Churches	87,031	10,379	2,098	44,962	22,730	6,862
Industrial warehouses	127,544	6,414	3,517	64,274	10,082	43,257
Health care	116,585	22,859	6,830	62,925	4,661	19,310
Convenience stores	94,618	7,732	7,088	54,080	1,168	24,550
Retail	38,173	4,746	5,012	20,720	1,995	5,700
Restaurants	34,741	3,530	912	24,781	3,474	2,044
Auto dealerships	14,909	9,144	41	4,600	1,124	—
Other	145,099	16,943	3,609	75,116	14,330	35,101
Total owner-occupied loans	804,704	99,633	52,804	426,274	66,605	159,388
Loans secured by nonfarm, nonresidential properties	$2,034,176	$283,756	$177,455	$908,591	$169,499	$494,875

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2016
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Securities – taxable	2.21%	2.29%	2.34%	2.41%	2.50%	2.31%	2.39%
Securities – nontaxable	4.26%	4.27%	4.29%	4.25%	4.25%	4.27%	4.25%
Securities – total	2.29%	2.36%	2.41%	2.48%	2.57%	2.39%	2.48%
Loans - LHFI & LHFS	4.12%	4.19%	4.17%	4.17%	4.16%	4.16%	4.28%
Acquired loans	11.69%	8.50%	9.26%	7.46%	11.74%	9.09%	11.06%
Loans - total	4.38%	4.36%	4.39%	4.33%	4.57%	4.37%	4.71%
FF sold & rev repo	1.12%	1.47%	1.27%	1.05%	1.15%	1.27%	0.96%
Other earning assets	1.65%	1.29%	1.26%	1.39%	2.34%	1.41%	2.95%
Total earning assets	3.74%	3.74%	3.77%	3.74%	3.92%	3.75%	3.97%

Interest-bearing deposits	0.20%	0.19%	0.19%	0.18%	0.18%	0.19%	0.18%
FF pch & repo	0.38%	0.34%	0.33%	0.34%	0.19%	0.35%	0.16%
Other borrowings	0.87%	0.88%	0.95%	0.94%	0.88%	0.91%	1.31%
Total interest-bearing liabilities	0.31%	0.30%	0.29%	0.28%	0.26%	0.30%	0.26%

Net interest margin	3.52%	3.52%	3.56%	3.54%	3.74%	3.53%	3.78%
Net interest margin excluding acquired loans	3.31%	3.38%	3.38%	3.40%	3.43%	3.37%	3.46%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the fourth quarter of 2016, the yield on acquired loans totaled 11.69% and included $3.8 million in recoveries from the settlement of debt, which represented approximately 5.40% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin totaled 3.31% for the fourth quarter of 2016, a decrease of 7 basis points when compared to the third quarter of 2016.  This decline was primarily due to a reduction in the yield on the securities portfolio and the loans held for investment and held for sale portfolio.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $180 thousand and $2.0 million for the quarters ended December 31, 2016 and 2015, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Mortgage servicing income, net	$5,218	$5,271	$5,177	$5,058	$5,126	$20,724	$19,625
Change in fair value-MSR from runoff	(2,739)	(2,862)	(2,500)	(2,005)	(2,091)	(10,106)	(9,527)
Gain on sales of loans, net	6,054	6,410	5,480	2,591	4,656	20,535	17,965
Other, net	(2,925)	(299)	498	2,642	(1,433)	(84)	233
Mortgage banking income before hedge ineffectiveness	5,608	8,520	8,655	8,286	6,258	31,069	28,296
Change in fair value-MSR from market changes	13,112	381	(7,033)	(6,866)	2,010	(406)	1,577
Change in fair value of derivatives	(13,292)	(1,537)	5,099	7,279	(3,981)	(2,451)	303
Net (negative) positive hedge ineffectiveness	(180)	(1,156)	(1,934)	413	(1,971)	(2,857)	1,880
Mortgage banking, net	$5,428	$7,364	$6,721	$8,699	$4,287	$28,212	$30,176

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2016
($ in thousands)
(unaudited)

Note 6 – Salaries and Employee Benefit Plans

Early Retirement Program

In April 2016, Trustmark announced a voluntary early retirement program (ERP) for associates age 60 and above with five or more years of service.  The cost of this program is reflected in a one-time, pre-tax charge of approximately $9.3 million (salaries and employee benefits expense of $9.1 million and other miscellaneous expense of $230 thousand), or $0.085 per basic share net of tax, in Trustmark’s second quarter 2016 earnings.

As a result of the ERP, during the third and fourth quarters of 2016, Trustmark incurred additional expense of $236 thousand and $268 thousand, respectively, which primarily resulted from additional settlements from pension lump sum elections.

Defined Benefit Pension Plan

Trustmark maintains a noncontributory tax-qualified defined benefit pension plan (Trustmark Capital Accumulation Plan, the “Plan”), in which substantially all associates who began employment prior to 2007 participate.  The Plan provides retirement benefits that are based on the length of credited service and final average compensation, as defined in the Plan, and vest upon three years of service.  Benefit accruals under the plan have been frozen since 2009, with the exception of certain associates covered through plans obtained in acquisitions that were subsequently merged into the Plan.  Other than the associates covered through these acquired plans that were merged into the Plan, associates have not earned additional benefits, except for interest as required by law, since the Plan was frozen.  Current and former associates who participate in the Plan retain their right to receive benefits that accrued before the Plan was frozen.

On July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of the Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.

In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark is required to fully fund the Plan on a termination basis and will contribute the additional assets necessary to do so. The final distributions will be made from current plan assets and a one-time pension settlement expense of approximately $17.5 million will be recognized when paid by Trustmark during the second quarter of 2017.  Further, as a result of Trustmark’s de-risking investment strategy for the Plan as of June 30, 2016, the expected rate of return on plan assets during the second half of 2016 will decrease from 6.0% to 2.5%.  Accordingly, Trustmark's increased periodic benefit costs for the Plan during the fourth quarter of 2016 was $664 thousand and totaled $1.3 million during the second half of 2016.  Participants in the Plan will have a choice of receiving a lump sum cash payment or annuity payments under a group annuity contract purchased from an insurance carrier, subject to certain exceptions. As a result of the termination of the Plan, each participant will become fully vested in his or her accrued benefits under the Plan.    After the distribution of Plan assets during the second quarter of 2017, Trustmark estimates that the annual pension expense will be reduced by $3.0 million to $4.0 million.

The Board reserved the right to defer or revoke the termination of the Plan if circumstances change such that deferral or revocation would be warranted, but has no intent to do so at this time.

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Partnership amortization for tax credit purposes	$(2,479)	$(2,479)	$(2,479)	$(2,479)	$(3,015)	$(9,916)	$(10,050)
Decrease in FDIC indemnification asset	(80)	(72)	(118)	(99)	(827)	(369)	(3,513)
Increase in life insurance cash surrender value	1,751	1,746	1,702	1,692	1,667	6,891	6,702
Other miscellaneous income	2,900	2,079	2,267	1,774	1,709	9,020	6,377
Total other, net	$2,092	$1,274	$1,372	$888	$(466)	$5,626	$(484)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Loan expense	$2,823	$3,336	$3,024	$3,043	$3,356	$12,226	$12,835
Amortization of intangibles	1,686	1,692	1,692	1,796	1,927	6,866	7,819
Other miscellaneous expense	7,154	6,582	7,947	7,155	7,749	28,838	28,468
Total other expense	$11,663	$11,610	$12,663	$11,994	$13,032	$47,930	$49,122

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2016
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2016
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,533,144	$1,530,842	$1,512,841	$1,494,684	$1,481,294	$1,517,955	$1,460,650
Less: Goodwill		(366,156)	(366,156)	(366,156)	(366,156)	(365,945)	(366,156)	(365,613)
Identifiable intangible assets		(21,585)	(23,311)	(24,961)	(26,709)	(28,851)	(24,132)	(30,686)
Total average tangible equity		$1,145,403	$1,141,375	$1,121,724	$1,101,819	$1,086,498	$1,127,667	$1,064,351

PERIOD END BALANCES
Total shareholders' equity		$1,520,208	$1,534,761	$1,523,467	$1,508,256	$1,473,057
Less: Goodwill		(366,156)	(366,156)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(20,680)	(22,366)	(24,058)	(25,751)	(27,546)
Total tangible equity	(a)	$1,133,372	$1,146,239	$1,133,253	$1,116,349	$1,079,355

TANGIBLE ASSETS
Total assets		$13,352,333	$13,161,538	$13,030,349	$12,775,196	$12,678,896
Less: Goodwill		(366,156)	(366,156)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(20,680)	(22,366)	(24,058)	(25,751)	(27,546)
Total tangible assets	(b)	$12,965,497	$12,773,016	$12,640,135	$12,383,289	$12,285,194
Risk-weighted assets	(c)	$9,952,123	$9,670,302	$9,559,816	$9,431,021	$9,242,902

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$28,923	$30,982	$21,503	$27,003	$27,858	$108,411	$116,038
Plus: Intangible amortization net of tax		1,041	1,045	1,045	1,109	1,191	4,240	4,829
Net income adjusted for intangible amortization		$29,964	$32,027	$22,548	$28,112	$29,049	$112,651	$120,867
Period end common shares outstanding	(d)	67,628,618	67,626,939	67,623,601	67,639,832	67,559,128

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		10.41%	11.16%	8.08%	10.26%	10.61%	9.99%	11.36%
Tangible equity/tangible assets	(a)/(b)	8.74%	8.97%	8.97%	9.01%	8.79%
Tangible equity/risk-weighted assets	(a)/(c)	11.39%	11.85%	11.85%	11.84%	11.68%
Tangible book value	(a)/(d)*1,000	$16.76	$16.95	$16.76	$16.50	$15.98

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,520,208	$1,534,761	$1,523,467	$1,508,256	$1,473,057
AOCI-related adjustments		45,798	17,075	12,164	21,573	45,394
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(347,442)	(347,800)	(348,158)	(348,515)	(348,873)
Other adjustments and deductions for CET1 (2)		(8,637)	(9,307)	(10,042)	(10,861)	(7,980)
CET1 capital	(e)	1,209,927	1,194,729	1,177,431	1,170,453	1,161,598
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(267)	(276)	(328)	(434)	(1,063)
Additional tier 1 capital		59,733	59,724	59,672	59,566	58,937
Tier 1 capital		$1,269,660	$1,254,453	$1,237,103	$1,230,019	$1,220,535

Common equity tier 1 capital ratio	(e)/(c)	12.16%	12.35%	12.32%	12.41%	12.57%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2016
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance.  Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature.  This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items.  Readers are cautioned that these adjustments are not permitted under GAAP.  Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				Year Ended
	12/31/2016		12/31/2015		12/31/2016		12/31/2015
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$28,923	$0.426	$27,858	$0.411	$108,411	$1.599	$116,038	$1.714

Significant non-routine transactions (net of taxes):
Non-routine early retirement
program expense	165	0.002	—	—	6,049	0.089	—	—
Non-routine pension expense due to
de-risking strategy in Plan assets portfolio	410	0.006	—	—	820	0.012	—	—
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$29,498	$0.434	$27,858	$0.411	$115,280	$1.700	$116,038	$1.714

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)

Return on equity	7.51%	7.65%	7.46%	n/a	7.14%	7.59%	7.94%	n/a
Return on average tangible equity	10.41%	10.61%	10.61%	n/a	9.99%	10.60%	11.36%	n/a
Return on assets	0.87%	0.89%	0.88%	n/a	0.84%	0.89%	0.95%	n/a

n/a - not applicable